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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion of our report dated March 22, 2000, with respect to the financial statement of Styleclick, Inc. as of March 22, 2000 in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-33194) and related Proxy Statement/Prospectus of Styleclick, Inc. for the registration of 7,980,000 shares of its common stock, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New York, New York
May 11, 2000